UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2022
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BigBear.ai Holdings, Inc.
(Exact name of Registrant as Specified in Charter)
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Delaware	001-40031	85-4164597
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation or Organization)	File Number)	Identification Number)

6811 Benjamin Franklin Drive, Suite 200
Columbia, MD 21046
(Address of principal executive offices, including Zip Code)
(410) 312-0885
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
	Trading	Name of each exchange
Title of each class	Symbols	on which registered
Common stock, $0.0001 par value	BBAI	New York Stock Exchange
Redeemable warrants, each full warrant exercisable for one share of common stock at an exercise price of $11.50 per share	BBAI.WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 20, 2022, BigBear.ai Holdings, Inc. (the “Company”) received written notice (the “Notice”) from the New York Stock Exchange (the “NYSE”) that the average closing price of the Company’s common stock (“Common Stock”), over a prior 30 consecutive trading day period was below $1.00 per share, which is the minimum average closing price per share required to maintain listing on the NYSE under Section 802.01C of the NYSE Listed Company Manual.

As required by the NYSE, the Company responded to the Notice and expressed its intent to cure the deficiency. The Company has a period of six months following the receipt of the Notice to regain compliance with the minimum share price requirement, subject to the extension of such deadline in the event that the Company undertakes to conduct a reverse stock split following its next annual stockholders meeting. In order to regain compliance, on the last trading day in any calendar month during the cure period, the Common Stock must have: (i) a closing price of at least $1.00 per share; and (ii) an average closing price of at least $1.00 per share over the 30-trading day period ending on the last trading day of such month.

The Notice has no immediate impact on the listing of the Common Stock, which will continue to be listed and traded on the NYSE during this period, subject to the Company’s compliance with the other continued listing requirements of the NYSE. The Common Stock will continue to trade on the NYSE under the symbol “BBAI” and will have an added designation of “.BC” to indicate the status of the Common Stock as “below compliance.” If the Company fails to regain compliance with Section 802.01C of the NYSE Listed Company Manual by the end of the cure period, the Common Stock will be subject to the NYSE’s suspension and delisting procedures.

If the Common Stock ultimately were to be delisted for any reason, it could negatively impact the Company as it would likely reduce the liquidity and market price of the Common Stock; reduce the number of investors willing to hold or acquire the Common Stock; and negatively impact the Company’s ability to access equity markets and obtain financing. In addition, if the Common Stock were to be removed from listing on the NYSE (and the Common Stock were not to become listed on other specified stock exchanges), holders of our convertible senior notes would have a right to require us to offer to repurchase their notes.

The Notice does not affect the Company’s business operations or its Securities and Exchange Commission reporting obligations and does not result in a default under any of the Company’s material debt agreements.

Item 7.01     Regulation FD Disclosure.

On December 23, 2022, the Company issued a press release announcing it had received a written notice from the NYSE. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information disclosed in this Item 7.01 and included in Exhibit 99.1 is being furnished, not filed.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description
99.1	Press Release, dated December 23, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	December 23, 2022

By:	/s/ Sean Ricker
Name:	Sean Ricker
Title:	Chief Accounting Officer